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                                                                    EXHIBIT 4.20

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                       TRANSAMERICAN REFINING CORPORATION


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                    FIRST AMENDMENT TO DISBURSEMENT AGREEMENT

                          Dated as of December 30, 1997

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         This First Amendment to Disbursement Agreement (this "First Amendment")
is made as of December 30, 1997, by and between TransAmerican Energy
Corporation, a Delaware corporation ("TEC"), TransAmerican Refining Corporation, a Texas corporation ("TARC"), Firstar Bank of Minnesota, N.A. (the "Trustee"), Firstar Bank of Minnesota, N.A., as security intermediary and disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc.

         WHEREAS, TEC and the Trustee have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC issued $475,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of its 13% Senior Secured Discount Notes due 2002 (collectively, the "Notes"); and

         WHEREAS, TEC and TARC have entered into a Loan Agreement dated as of June 13, 1997 (the "TARC Intercompany Loan Agreement"), pursuant to which TEC agreed to lend to TARC an aggregate of $675,648,920 out of the proceeds of the issuance of the Notes; and

         WHEREAS, in connection with the TARC Intercompany Loan Agreement, TEC, TARC, the Trustee, the Disbursement Agent, and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), have entered into a Disbursement Agreement dated as of June 13, 1997 (the "TARC Disbursement Agreement"); and

         WHEREAS, TEC, TARC, the Trustee, the Disbursement Agent and the Construction Supervisor have agreed to certain amendments to the TARC Disbursement Agreement as hereinafter set forth (the "Proposed Amendments"); and

         WHEREAS, pursuant to Section 9.2 of the Indenture, the holders of not less than 66-2/3% in aggregate Value (as defined in the Indenture) of the Notes have consented to the Proposed Amendments to the TARC Disbursement Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

                                    ARTICLE I

                    AMENDMENTS TO TARC DISBURSEMENT AGREEMENT

         Section 1.01. Amended Definitions. The following definitions in Section
1.1 of the TARC Disbursement Agreement are hereby amended to read in their respective entireties as follows:

                  "Accounts" means the TARC Disbursement Account, the TEC Disbursement Account, the Contingency Reserve Account, the Feedstock Reserve Account, the TARC Feedstock Reserve Account, the Operating Reserve Account and the Interest Accumulation Account.

                  "Reserve Accounts" means the Contingency Reserve Account, the Feedstock Reserve Account, the Operating Reserve Account and the TARC Feedstock Reserve Account.



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                  "TARC Accounts" means the TARC Disbursement Account, the TARC
         Feedstock Reserve Account and the Interest Accumulation Account.

                  "TARC Feedstock Reserve Account" has the meaning given to such term in Section 4.2(c).

                  Section 1.02. Section 4.1 of the TARC Disbursement Agreement.
Section 4.1(c) of the TARC Disbursement Agreement is hereby amended to read in its entirety as follows:

                  (c) TEC shall maintain with the Disbursement Agent a segregated subaccount of the TEC Disbursement Account (the "Feedstock Reserve Account") in the name of TEC but indicating the lien of the Trustee. Funds shall be released from the Feedstock Reserve Account only in accordance with the provisions of Article V. Upon the establishment of the TARC Feedstock Reserve Account, this Feedstock Reserve Account shall be closed and any funds therein shall be disbursed as provided in Section 5.3(b).

         Section 1.03. Section 4.2 of the TARC Disbursement Agreement. Section
4.2 of the TARC Disbursement Agreement is hereby amended by adding the following clause after clause (b):

                  (c) Upon the issuance by TARC of subordinated notes with proceeds to TARC of at least $100 million, TARC shall open and thereafter maintain with the Disbursement Agent a separate custodial account (the "TARC Feedstock Reserve Account") under the sole dominion and control of the Trustee, in the name of TARC but indicating the lien of the Trustee, as assignee. Funds shall be released from the TARC Feedstock Reserve Account only in accordance with the provisions of
         Article V.

         Section 1.04. Section 4.3 of the TARC Disbursement Agreement. Section
4.3 of the TARC Disbursement Agreement is hereby amended by adding the following clause after clause (d):

                  (e) With respect to any deposits into the TARC Disbursement Account on or after December 29, 1997, (i) the first $69 million shall remain in the TARC Disbursement Account until disbursed, without reservation of such funds to any other account and (ii) any additional funds deposited (up to $50 million) shall be reserved to the TARC Feedstock Reserve Account.

         Section 1.05.  Section 4.4 of the TARC Disbursement Agreement.

                  (a) Section 4.4(a) of the TARC Disbursement Agreement is hereby amended to read in its entirety as follows:

                           (a) Initially, $25,500,000 of the amount deposited in
                  the TEC Disbursement Account shall be reserved in the Operating Reserve Account. Upon any additional deposits to the TEC Disbursement Account pursuant to the provisions of Section 4.3(a), the amount of such additional deposits shall be reserved in the Contingency Reserve Account until the aggregate amount reserved therein equals the Minimum Contingency Reserve Amount.




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                  (b) Section 4.4 of the TARC Disbursement Agreement is hereby further amended by adding the following clause after clause (b):

                           (c) Upon the creation of the TARC Feedstock Reserve
                  Account pursuant to Section 4.2(c), $10,176,272 of the amounts then on deposit in the TEC Disbursement Account shall be disbursed and immediately deposited into the Contingency Reserve Account.

         Section 1.06.  Section 5.3 of the TARC Disbursement Agreement.

                  (a) Section 5.3(b) of the TARC Disbursement Agreement is hereby amended to read in its entirety as follows:

                           (b) (i) Upon the creation of the TARC Feedstock
                  Reserve Account pursuant to Section 4.2(c) above, all funds in the Feedstock Reserve Account, if any, shall be disbursed and immediately deposited into the TARC Disbursement Account, and
                  (ii) disbursements of funds specified in a Disbursement Certificate for the purchase of feedstock to be used in the start up and subsequent operation of the Delayed Coking Unit and/or Phase I ("Feedstock Disbursements") shall be made out of the Feedstock Reserve Account or the TARC Feedstock Reserve Account, as the case may be; provided, that the Construction Supervisor shall have previously delivered either a Coking Unit Completion Notice or a Phase I Completion Notice to the Disbursement Agent.

                  (b) Section 5.3(c) of the TARC Disbursement Agreement is hereby amended to read in its entirety as follows:

                           (c) Notwithstanding any provision hereof to the
                  contrary (i) on the first Business Day after the initial deposit of funds into the TARC Disbursement Account, the Disbursement Agent shall make a disbursement (the "Initial Disbursement") to TARC in the amount of $32,000,000 from the TARC Disbursement Account; provided, that the Disbursement Agent has received a certificate of a duly authorized officer of TARC certifying that at least $25,000,000 of the Initial Disbursement shall be applied towards the construction of the Project and that the remainder of the Initial Disbursement shall be applied towards the payment of outstanding accounts payable and (ii) on the first Business Day subsequent to a deposit into the TARC Disbursement Account in excess of $8,000,000 (which deposit is after December 29, 1997), the Disbursement Agent shall make a disbursement to TARC in the amount of $8,000,000 from the TARC Disbursement Account; provided, that the Disbursement Agent has received a certificate of a duly authorized officer of TARC certifying that all of such disbursement shall be applied towards the construction of the Project.




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                  (c) Section 5.3 of the TARC Disbursement Agreement is hereby further amended by adding the following clause after clause (h):

                           (i) Notwithstanding any provision hereof to the
                  contrary, on the first Business Day after delivery of a Phase I Completion Notice to the Disbursement Agent and TEC, the Disbursement Agent shall liquidate all investments in the Operating Reserve Account and release all amounts remaining on deposit in the Operating Reserve Account to TARC in accordance with written instructions provided by TARC.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01. Ratification and Confirmation. As amended and modified by this First Amendment, the terms and provisions of the TARC Disbursement Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 2.02. Reference to TARC Disbursement Agreement. The TARC Disbursement Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the TARC Disbursement Agreement, are hereby amended so that any reference therein to the TARC Disbursement Agreement shall mean a reference to the TARC Disbursement Agreement as amended hereby.

         Section 2.03. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 2.04. Headings. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

         Section 2.05. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 2.06. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this First Amendment, TEC is delivering to the Trustee:

                  (a) an Officers' Certificate in the form attached hereto as Exhibit A; and

                  (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of first written above.


                               TRANSAMERICAN REFINING CORPORATION


                               By:
                                  ---------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------


                               TRANSAMERICAN ENERGY CORPORATION


                               By:
                                  ---------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                               FIRSTAR BANK OF MINNESOTA, N.A.,
                               as Disbursement Agent


                               By:
                                  ---------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                               FIRSTAR BANK OF MINNESOTA, N.A.,
                               as Trustee


                               By:
                                  ---------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                               BAKER & O'BRIEN, INC.,
                               as Construction Supervisor


                               By:
                                  ---------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------


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